SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
   |_| Preliminary Proxy Statement             |_| Confidential, For Use of the
   |X| Definitive Proxy Statement                  Commission Only (as permitted
   |_| Definitive Additional Materials             by Rule 14a-6(e)(2)
   |_| Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12



                      BRILLIANT DIGITAL ENTERTAINMENT INC.
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No Fee Required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


================================================================================
     (2)  Aggregate number of securities to which transaction applies:


================================================================================
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


================================================================================
     (4)  Proposed maximum aggregate value of transaction:


================================================================================
     (5)  Total fee paid:


================================================================================
     |_|  Fee paid with preliminary materials:


================================================================================
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


================================================================================
     (2)  Form, Schedule or Registration Statement No.:


================================================================================
     (3)  Filing party:


================================================================================
     (4)  Date filed:


================================================================================

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------




TIME............................    10:00 a.m. Pacific Time on Thursday,
                                    June 20, 2002

PLACE...........................    Hilton Hotel, 6360 Canoga Avenue,
                                    Woodland Hills, California 91367

ITEMS OF BUSINESS...............    (1)   To elect 3 Class III members of the
                                          Board of Directors for three-year
                                          terms.

                                    (2)   To amend the Company's 1996 Stock
                                          Option Plan to increase the number
                                          of authorized shares by 16,500,000.

                                    (3)   To amend the Company's 1996 Stock
                                          Option Plan to increase the number
                                          of options that may be granted to
                                          any individual in a single year.

                                    (4)   To transact such other business as
                                          may properly come before the
                                          Meeting and any adjournment or
                                          postponement.

RECORD DATE.....................    You can vote if, at the close of business on
                                    April 26, 2002, you were a stockholder of the Company.

PROXY VOTING....................    All stockholders are cordially invited to
                                    attend the Annual Meeting in person.
                                    However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card.





April 29, 2002                      /S/ ROBERT CHMIEL
                                    ---------------------------
                                    Robert Chmiel
                                    CHIEF OPERATING OFFICER AND
                                    CHIEF FINANCIAL OFFICER

                                           BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                        6355 TOPANGA CANYON BOULEVARD, SUITE 120
                                                WOODLAND HILLS, CALIFORNIA 91367


PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Brilliant Digital Entertainment, Inc., a Delaware corporation ("BDE," the "Company", "we", or "us"), of Proxies to be voted at our 2002 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Stockholders on Thursday, June 20, 2002, beginning at 10:00 a.m. Pacific Time. The meeting will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367.

It is anticipated that the 2001 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about May 20, 2002.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our Common Stock at the close of business on April 26, 2002 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of April 26, 2002, there were 24,731,142 shares of Common Stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our Common Stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The 3 nominees for director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

AMENDMENTS TO 1996 STOCK OPTION PLAN. The approval of each of the amendments to the 1996 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matters to be raised at the Annual Meeting.

ITEM 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of 3 Class III members of the Board of Directors. As provided in our Bylaws, the Board of Directors is grouped into three classes, as nearly equal in number as possible. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

The Class III directors whose terms expire at the 2002 Annual Meeting are Mark Dyne, Kevin Bermeister and Abe Sher. The Board of Directors has nominated Mark Dyne, Kevin Bermeister and Abe Sher to serve as Class III directors for terms expiring in 2005. The Class I directors are serving terms that expire in 2003, and the Class II directors are serving terms that expire in 2004.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as Class III directors:

                                    Mark Dyne
                                Kevin Bermeister
                                    Abe Sher

If elected, the foregoing 3 nominees are expected to serve until the 2005 Annual Meeting of Stockholders. The 3 nominees for election as Class III directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS III DIRECTOR NOMINEES: TERMS EXPIRING IN 2005

MARK DYNE               Mark Dyne has served as Chairman of the Board of
                        Directors since October 1996 and until August 2001,
                        served as Chief Executive Officer of the Company. Since,
                        2000, Mr. Dyne has served as Managing Partner of
                        Eurocapital Partners, LLC, a boutique investment banking
                        firm. Mr. Dyne currently is Chairman of the Board of
                        Directors of Tag-It Pacific, Inc., a publicly traded
                        corporation, a position he has held since September
                        1997. He is a founder and director of Ozisoft Pty. Ltd.,
                        a leading distributor of entertainment software in both
                        Australia and New Zealand. He is also a director of
                        Monto Holdings Pty., Ltd., a private investment company.
                        From November 1998 to March 2000, Mr. Dyne served as
                        Chairman and Chief Executive Officer of Sega Gaming
                        Technology Inc., a Las Vegas based gaming company. From
                        October 1998 to December 1999, Mr. Dyne also served as
                        Chairman of Virgin Interactive Entertainment Ltd., a
                        distributor of computer software programs and video
                        games that is based in London, England. Mr. Dyne was a
                        founder of Packard Bell NEC Australia Pty. Ltd., a
                        manufacturer and distributor of personal computers
                        through the Australian mass merchant channel.
                        DIRECTOR SINCE: 1996     AGE: 41

KEVIN BERMEISTER        Kevin Bermeister has served as President of the Company
                        since October 1996, as Chief Executive Officer since
                        August 2001, and as a Director since August 1996. Mr.
                        Bermeister was the founder of Sega Ozisoft Pty. Ltd. and
                        previously served as its Co-Chief Executive Officer. Mr.
                        Bermeister established, ran or served on the Board of
                        Directors of various companies including Packard Bell
                        NEC Australia Pty. Ltd., Jacfun Pty. Ltd., a property
                        owner and developer, and Tag-It Pacific, Inc., a
                        publicly traded AMEX company. Mr. Bermeister has served
                        on numerous advisory boards, including Virgin
                        Interactive Entertainment Ltd.
                        DIRECTOR SINCE: 1996      AGE: 41

ABE SHER Abe Sher has served as a Director of the Company since February 2002. Mr. Sher has been Managing Director of Slingshot Ventures, LLC, since 1998. From May 1998 to June 2001, Mr. Sher served as Executive Vice President of xSides Corp. Mr. Sher also serves as a member of the board of directors of Microlab, Inc., xSides Corp., and VKB, Inc.
                        DIRECTOR SINCE: 2002       AGE: 41


CLASS I DIRECTORS: TERMS EXPIRING IN 2003

GARTH SALONER           Garth Saloner has served as a Director of the Company
                        since October 1996. Mr. Saloner is the Jeffrey S. Skoll
                        Professor of Electronic Commerce, Strategic Management
                        and Economics at the Graduate School of Business at
                        Stanford University, which he joined in 1990. He also
                        has served as Associate Dean for Academic Affairs and
                        Director of Research and Course Development there. From
                        1982 to 1990, Mr. Saloner taught as a professor at the
                        Massachusetts Institute of Technology. Mr. Saloner also
                        is a director and a member of the audit and compensation
                        committees of Quick Response Services, Inc., a
                        corporation that provides electronic data interchange
                        services in the retail market; a director of Synthean,
                        Inc., a provider of enterprise software; and a director
                        and a member of the compensation and audit committees of
                        NextStage Entertainment, a corporation involved in the
                        construction and management of live entertainment
                        theatres. He also serves on the advisory boards of
                        Voxeo, an Internet telephony company, and eOne Global,
                        an electronic payments infrastructure company.
                        DIRECTOR SINCE: 1996       AGE: 47
                        MEMBER: AUDIT COMMITTEE

RUSSELL SIMMONS         Russell Simmons has served as a Director of the Company
                        since August 2001. Since 1985, Mr. Simmons has served as
                        Chairman of Island/Def Jam Recordings, a division of the
                        Universal Music Group. Mr. Simmons has also been
                        Chairman of Rush Communications since 1991 and Chairman
                        of Phat Farm since 1992.
                        DIRECTOR SINCE: 2001       AGE: 44


CLASS II DIRECTORS: TERMS EXPIRING IN 2004

RAY MUSCI               Ray Musci has served as a Director of the Company since
                        October 1996. From October 1999, Mr. Musci has served as
                        the President and Chief Executive Officer of BAM!
                        Entertainment, Inc., a publicly traded company that
                        develops, publishes and distributes entertainment
                        software products and video games. From May 1990 to July
                        1999, Mr. Musci served as the President, Chief Executive
                        Officer and as a director of Infogrames Entertainment,
                        Inc. (formerly Ocean of America, Inc.), a company that
                        develops, publishes and distributes software products.
                        From September 1994 to July 1996, Mr. Musci served as a
                        director of Ocean International, Ltd., the holding
                        company of Ocean of America, Inc. and Ocean Software,
                        Ltd. From August 1985 to March 1990, Mr. Musci was
                        Executive Vice President/General Manager of Data East
                        USA, Inc., a subsidiary of Data East Corp., a Japanese
                        company, where he established a consumer division to
                        develop, manufacture, market and distribute consumer
                        video games, entertainment software and coin-operated
                        video arcade games and pinball machines.
                        DIRECTOR SINCE: 1996       AGE: 41
                        MEMBER: AUDIT COMMITTEE AND COMPENSATION COMMITTEE

JEFF SCHEINROCK         Jeff Scheinrock has served as a Director of the Company
                        since October 1996. Since September 1999, Mr. Scheinrock
                        has been Chief Executive Officer, President and Chief
                        Financial Officer of Tornado Development, Inc., a
                        unified messaging company. Mr. Scheinrock also has
                        served as Chief Executive Officer of Scheinrock Advisory
                        Group, Inc. since May 1997. From July 1996 until May
                        1997, Mr. Scheinrock served as Vice Chairman, Chief
                        Financial Officer and Assistant Secretary of Kistler
                        Aerospace Corporation, a company involved in the
                        development, marketing and manufacture of reusable
                        satellite launch vehicles. From March 1989 to July 1996,
                        Mr. Scheinrock was the Vice Chairman of Finance and
                        Strategic Planning of Packard Bell NEC. Mr. Scheinrock
                        is a director of SRS Labs, Inc., a corporation listed on
                        the Nasdaq Stock Market's National Market Mr. Scheinrock
                        also is a director of various other private companies.
                        DIRECTOR SINCE: 1996       AGE: 51
                        MEMBER: AUDIT COMMITTEE AND COMPENSATION COMMITTEE

MARK MILLER             Mark Miller has served as a Director of the Company
                        since August 1996. Since September, 2000, Mr. Miller has
                        served as a consultant to the Company on a part time
                        basis, and as an investment advisor and financial
                        planner. From October, 1996 to August, 2000, Mr. Miller
                        served as Vice President, Production and Operations of
                        the Company. Mr. Miller also served as Managing Director
                        of the Company's Australian subsidiary, Brilliant
                        Interactive Ideas, Pty. Ltd. ("BII Australia"), from
                        March 1994 to August 2000. Mr. Miller served as
                        President and Chief Financial Officer of the Company
                        from August 1996 through September 1996. He is also the
                        joint Managing Director of e-Brilliant Pty. Limited - a
                        Singapore based animation studio that is a joint venture
                        between the Company and eNewMedia a Hong Kong listed
                        public company. Mr. Miller is a chartered accountant and
                        has extensive experience in the development of large
                        software applications, project management, people
                        management and team building and conflict resolution.
                        DIRECTOR SINCE: 1996       Age: 42

OTHER EXECUTIVE OFFICERS

ROBERT CHMIEL           Robert Chmiel has served as Chief Operating Officer,
                        Chief Financial Officer and Secretary of the Company since December 2000. From September 2000 through
                        December 2000, Mr. Chmiel served as a consultant to multiple start-up companies. From April 1999 through April 2000, Mr. Chmiel served as President and Chief
                        Operating Officer at Phase2Media, Inc. From November
                        1998 through April 1999, Mr. Chmiel served as the Chief
                        Operating Officer at Enhanced Services, Inc. From May
                        1998 through September 1998, Mr. Chmiel served as the
                        Chief Financial Officer at BarnesandNoble.com. From
                        September 1995 through May 1998, Mr. Chmiel served as the Vice President of Finance and Operation at Disney
                        Online. From February 1992 through September 1995, Mr.
                        Chmiel served as the General Manager and Director of Finance at FamilyFun Magazine, a holding of Disney
                        Magazine Publishing.

ANTHONY NEUMANN         Anthony Neumann has served as Vice President, Business
                        Development since 2000. Mr. Neumann served as Director,
                        Business Development of the Company from 1996 through 2000. Mr. Neumann has been involved in the multimedia entertainment industry since 1992. Prior to 1992, Mr.
                        Neumann worked as a financial consultant at Merrill
                        Lynch.

ANTHONY ROSE            Anthony Rose has served as Chief Technical Officer of
                        the Company since its inception in 1995, and has been responsible for overseeing the Company's software development team and technology direction. Prior to joining the Company, Mr. Rose was director of A.R.
                        Technology Pty. Ltd. ("A.R. Technology"), an Australian electronics company he founded in 1988. A.R. Technology designs and manufactures digital electronics hardware and software. Past projects include computer designs for Apple, Epson, and Panasonic; telecommunications circuits for Telstra Australia; and custom data loggers for government labs. Mr. Rose holds several international patents relating to anti-virus hardware circuits for personal computers.


FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES. The Board of Directors held ten meetings during fiscal 2001. The Board of Directors has an Audit Committee and a Compensation Committee.

The Audit Committee currently consists of Messrs. Musci, Scheinrock and Saloner. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by the independent public accountants, and periodically meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board of Directors. The Audit Committee held four meetings during fiscal 2001.

The Compensation Committee currently consists of Messrs. Musci and Scheinrock. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. The Compensation Committee held five meetings during fiscal 2001.

All directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he served in fiscal 2001.

DIRECTORS' COMPENSATION. Non-employee directors of the Company currently are paid $1,500 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors or at any meeting of a committee of the Board of Directors. Non-employee directors also received options to purchase 300,000 shares of Common Stock in fiscal 2001. Directors also are reimbursed for their reasonable travel expenses incurred in attending Board or committee meetings.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of our Board of Directors currently consists of Messrs. Musci and Scheinrock. None of these individuals was an officer or employee of the Company at any time during fiscal 2001. Mr. Dyne currently serves as a member of the board of directors of BAM! Entertainment, Inc., a company for which Mr. Musci is Chief Executive Officer.

ITEM 2: INCREASE IN THE NUMBER OF SHARES UNDER THE 1996 STOCK OPTION PLAN
--------------------------------------------------------------------------------

The Board of Directors proposes that the stockholders approve an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares reserved for issuance under the 1996 Plan from 3,500,000 to 20,000,000 shares. The amendment to increase the number of shares authorized to be issued pursuant to the 1996 Plan is being proposed due to the fact that Company has experienced significant dilution through the issuance of a large number of shares and warrants in fiscal 2001.

The 1996 Plan is designed to assist the Company in attracting, retaining and compensating highly qualified individuals and to provide them with a proprietary interest in the Company's Common Stock. The 1996 Plan provides incentives in the form of grants of Common Stock and derivative security awards (including stock options, stock appreciation rights, dividend equivalents and performance units), which allow employees, officer, directors and consultants to have a personal financial stake in the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Company's stock over the long term.

The Board of Directors believes it is in the best interest of the Company and its stockholders to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified personnel. Accordingly, on November 2, 2001 the Board of Directors resolved to amend the 1996 Plan to increase the number of shares reserved for issuance under the 1996 Plan. As of the Record Date, options to purchase 3,348,375 shares were outstanding under the 1996 Plan and 145,625 shares have been issued to participants under the 1996 Plan in 2002. As such, as of the Record Date, 6,000 shares were available for future grants. As of the Record Date, the Company's Board of Directors has approved the grant of options to purchase an additional 2,000,000 shares under the 1996 Plan, subject to stockholder approval of this amendment at the Annual Meeting.

The following summary briefly describes the principal features of the 1996 Plan and is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which is attached hereto as Appendix "A" in the form proposed.

GENERAL. The Company adopted the "1996 Plan" in September 1996. Each director, officer, employee or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1996 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Plan is currently 3,500,000, subject to certain adjustments in the event of a stock split, recapitalization or similar event. Any shares of Common Stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1996 Plan. If this amendment is approved, the maximum number of shares that may be issued will be increased to 20,000,000.

The 1996 Plan may be administered by the Board of Directors or another committee of two or more non-employee directors appointed by the Board of Directors, each of whom shall be an "outside director" for purposes of 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1996 Plan is currently administered by the Compensation Committee of the Board of Directors (the "Comp Committee"). Subject to the provisions of the 1996 Plan, the Comp Committee will have full and final authority to select the employees, officers, directors and consultants to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

AWARDS. The 1996 Plan authorizes the Comp Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. Currently, the maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1996 Plan to any executive or other employee during any fiscal year is currently 100,000, subject to certain adjustments in the event of a stock split, recapitalization or similar event. At the Annual Meeting, a proposal is being presented to increase the maximum of number of shares which may be granted to an individual in a single year.

An award may provide for the issuance of Common Stock for any lawful consideration, including services rendered or, to the extent permitted by applicable state law, to be rendered. Currently, Delaware law does not permit the issuance of Common Stock for services to be rendered.

An award granted under the 1996 Plan may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Comp Committee, upon the occurrence of specified events, including a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted may be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option.

An award under the 1996 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, in cash or by delivering previously owned shares of capital stock of the Company.

PLAN DURATION. The 1996 Plan became effective upon its adoption by the Board of Directors on September 13, 1996, and was originally approved by the Company's stockholders on September 13, 1996. Unless terminated earlier by the Board of Directors, the 1996 Plan will automatically terminate on September 13, 2006.

AMENDMENTS. The Comp Committee may amend or terminate the 1996 Plan at any time and in any manner, subject to the following: (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and (2) if any rule or regulation promulgated by the Securities and Exchange Commission (the "SEC"), the Internal Revenue Service or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that any such amendment be approved by the Company's stockholders, then such amendment will not be effective until it has been approved by the Company's stockholders.

EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934. The acquisition and disposition of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1996 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of Common Stock by an Insider within six months before or after a sale of Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 1996 Plan is designed to comply with Rule 16b-3.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The following is a general discussion of the principal federal income tax consequences under the 1996 Plan. Because the United States federal income tax rules governing options and related payments are complex and subject to change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise. The 1996 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee disposes of the shares received upon exercise after two years from the date such option was granted and after one year from the date such option is exercised, the optionee will recognize long-term capital gain or loss when he or she disposes of his or her shares. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years after being granted the option, or within one year after acquiring the shares, any amount realized from such disqualifying disposition will be taxable at ordinary income rates in the year of disposition to the extent that the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised, or (b) the fair market value at the time of such disposition, exceeds the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the length of time the shares have been held. The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirements have not been satisfied. For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years. The Internal Revenue Service has announced that the exercise of an Incentive Stock Option on or after January 1, 2003 will be considered wages subject to withholding for FICA purposes to the extent of the spread between the exercise price and value of the Common Stock as of the date of the exercise.

CONSEQUENCES TO EMPLOYEES: NON-STATUTORY OPTIONS. An optionee recognizes no income at the time Non-Statutory Options are granted under the 1996 Plan. In general, at the time shares are issued to an optionee pursuant to exercise of Non-Statutory Options, the optionee will recognize income taxable at ordinary income tax rates equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of such shares, unless the stock received is not transferable and subject to a substantial risk of forfeiture under Code Section 83 (stock received by you which is subject to continued employment or subject to the six month holding period under Section 16(b) of the Securities Act of 1934 is deemed to be subject to a substantial risk of forfeiture under Code Section 83). An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of Non-Statutory Options in an amount equal to the difference between the selling price and the tax basis of the shares, which will include the price paid plus the amount included in the optionee's taxable income by reason of the exercise of the Non-Statutory Options. Provided the shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

CONSEQUENCES TO EMPLOYEES: RESTRICTED STOCK. The receipt of restricted stock will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than thirty (30) days after the date of transfer. If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. The income from the restricted stock will also be subject to income and employment tax withholding in the year such income is includible in the participant's income.

CONSEQUENCES TO EMPLOYEES: STOCK APPRECIATION RIGHTS. Individuals who receive stock appreciation rights under the 1996 Plan will generally recognize taxable income upon exercise of the stock appreciation right. The income received from the exercise of the stock appreciation right will be ordinary and will be equal to the amount of cash received or the value of the appreciated stock. This amount will generally be reportable in the participant's income in the year of receipt, however, if the stock appreciation right is exercised for stock and the stock is subject to a substantial risk of forfeiture, it will be subject to tax as restricted stock (see above discussion). The income from a stock appreciation right will also be subject to income and employment tax withholding in the year such income is includible in the participant's income.

CONSEQUENCES TO EMPLOYEES: CASH BONUS GRANTS. With respect to cash bonus grants under the 1996 Plan, participants will recognize taxable income in the amount of cash paid at the time amounts are paid or available for payment to the participant pursuant to the terms of their award. The income from the cash bonus grant will also be subject to income and employment tax withholding in the year such income is includible in the participant's income.

CONSEQUENCES TO COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no United States federal income tax consequences to the Company as a result of the disposition of shares acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

CONSEQUENCES TO COMPANY: NON-STATUTORY OPTIONS AND OTHER GRANTS. The Company generally will be entitled to a deduction for United States federal income tax purposes in the same year and in the same amount as the optionee is considered to have recognized income taxable at ordinary income tax rates in connection with the exercise of Non-Statutory Options or other grants received under the 1996 Plan. In certain instances, the Company may be denied a deduction for compensation attributable to awards granted to certain officers of the Company to the extent that such compensation exceeds $1,000,000 in a given year.

BOARD RECOMMENDATION AND VOTE. The approval of this amendment to the 1996 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors is of the opinion that this amendment is in the best interests of the Company and recommends a vote for the approval of this amendment. All Proxies will be voted to approve this amendment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER SHARES RESERVED FOR ISSUANCE UNDER THE PLAN TO 20,000,000.

ITEM 3: INCREASE IN THE NUMBER OF SHARES PERMITTED TO BE ISSUED TO AN EMPLOYEE IN ANY SINGLE YEAR UNDER THE 1996 STOCK OPTION PLAN
--------------------------------------------------------------------------------

The Board of Directors proposes that the stockholders approve a second amendment to the 1996 Plan to increase the number of shares of Common Stock with respect to which options or rights may be granted under the 1996 Plan to any individual during any fiscal year from 100,000 to one-half of the total number of shares reserved for issuance under the 1996 Plan.

Pursuant to the provisions of Section 162(m) of the Code, and the regulations promulgated thereunder (as discussed below), the 1996 Plan must provide a limit with respect to the number of shares underlying stock options or other rights that may be granted by the Company to any individual in a specified period. Currently, the maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1996 Plan to any individual during any fiscal year is 100,000, subject to certain adjustments in the event of a stock split, recapitalization or similar event. If the amendment described in Item #2 of this Proxy Statement is adopted by the stockholders, the total number of shares reserved for issuance under the 1996 Plan will be increased to 20,000,000. As a result of this increase, the Board of Directors has proposed that the per individual annual limitation also be increased, to the number that is one-half of the total number of shares reserved for issuance under the 1996 Plan.

The 1996 Plan is designed to assist the Company in attracting, retaining and compensating highly qualified individuals and to provide them with a proprietary interest in the Company's Common Stock. For a summary of the principal features of the 1996 Plan, see the description under Item #2 of this Proxy Statement.

SECTION 162(M) LIMITATIONS. The following is intended only as a brief summary of the federal income tax rules relevant to the grant of options to certain officers. These rules are highly technical and subject to change in the future.

Section 162(m) of the Code, generally disallows the deduction of compensation income in excess of $1,000,000 paid to a "covered employee." Thus, if an officer remains a "covered employee," meaning either the Chief Executive Officer or one of the other four most highly compensated employees of the Company whose compensation is required to be disclosed under the Securities Exchange Act of 1934, and he or she were to exercise his or her options such that he or she receives more than $1,000,000 in compensation in any given taxable year, the Company would not be allowed to deduct that portion of such officer's otherwise deductible compensation that exceeded $1,000,000.

Section 162(m) of the Code does not apply, however, to compensation that meets the following four criteria: (1) the compensation is based solely on the attainment of performance goals; (2) the performance goals are determined by a compensation committee of the Board of Directors comprised solely of two or more outside directors; (3) the material terms of the compensation are disclosed to stockholders and approved by a majority vote of the stockholders; and (4) certification by the compensation committee that the performance goals have been met. In addition, Treasury Regulation Section 1.162-27(e)(4)(iv) requires that the compensation payable must be specific enough so that a stockholder can determine the maximum amount of compensation that could be paid to any employee during a specific period. A stock option plan that provides a limit with respect to the maximum number of shares underlying stock options that may be granted to any employee during a specified period and the exercise price of those options satisfies Treasury Regulation Section 1.162-27(e)(4)(iv). The 1996 Plan is intended to meet the requirements of Section 162(m) of the Code.

BOARD RECOMMENDATION AND VOTE. The approval of this amendment to the 1996 Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors is of the opinion that this amendment is in the best interests of the Company and recommends a vote for the approval of this amendment. All Proxies will be voted to approve this amendment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO ANY INDIVIDUAL IN ANY YEAR.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

                                                    ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                                    -------------------     --------------------------
                                                                            NUMBER OF
                                    FISCAL YEAR                             SECURITIES         ALL
NAME                                   ENDED                                UNDERLYING        OTHER
PRINCIPAL POSITION (1)             DECEMBER 31,      SALARY      BONUS       OPTIONS      COMPENSATION
----------------------             ------------     ---------    -----      ----------    ------------
Mark Dyne.........................     2001         $ 167,000      --         50,000           --
   Chairman(2)                         2000         $ 225,000      --        100,000           --
                                       1999         $ 225,000      --         80,000           --

Kevin Bermeister..................     2001         $ 250,000      --        100,000           --
  President & Chief Executive          2000         $ 225,000      --        100,000           --
  Officer (2)                          1999         $ 225,000      --         80,000           --


Rob Chmiel (3)....................     2001         $ 220,000      --        100,000           --
  Chief Operating Officer,             2000        $    9,000      --        100,000           --
  Chief Financial Officer &
  Secretary

Anthony Neumann...................     2001         $ 150,000      --        100,000           --
  Vice President, Business             2000         $ 150,000      --         20,000           --
  Development                          1999         $ 104,700      --         30,000           --

Anthony Rose......................     2001         $ 156,000      --        100,000           --
  Chief Technical Officer              2000         $ 139,000      --         20,000           --
                                       1999         $ 139,000      --         35,000           --
----------------------

(1) For a description of the employment contracts between certain officers and the Company, see "Employment Contracts," below.

(2) Mr. Bermeister was named Chief Executive Officer in August 2001. Prior to August 2001, Mr. Dyne served as Chief Executive Officer.

(3)  Mr. Chmiel's employment with the Company commenced in December 2000.

                          OPTION GRANTS IN FISCAL 2001

The following table sets forth certain information regarding the grant of stock options made during fiscal 2001 to the Named Executive Officers.

                                               PERCENT OF
                                                  TOTAL                                               POTENTIAL
                                NUMBER OF        OPTIONS                                          REALIZABLE VALUE
                                SECURITIES      GRANTED TO                                           AT ASSUMED
                                UNDERLYING     EMPLOYEES IN        EXERCISE                     RATE OF STOCK PRICE
                                  OPTIONS         FISCAL            OR BASE     EXPIRATION        APPRECIATION FOR
NAME                            GRANTED (1)      YEAR(2)           PRICE (3)       DATE            OPTION TERM (4)
                                -----------    -------------     ------------   ----------     ---------------------
                                                                                                  5%          10%
                                                                                               --------     --------
Mark Dyne.....................    50,000            4.7%             $0.16       12/19/11      $  5,031     $ 12,275
Kevin Bermeister..............   100,000            9.4%             $0.16       12/19/11      $ 10,062     $ 25,500
Rob Chmiel....................   100,000            9.4%             $0.16       12/19/11      $ 10,062     $ 25,500
Anthony Neumann...............   100,000            9.4%         $0.16 - 0.35    10/5/11 -     $ 19,024     $ 48,211
                                                                                 12/19/11
Anthony Rose..................   100,000            9.4%         $0.16 - 0.75    5/4/11 -      $ 28,615     $ 72,515
                                                                                 12/19/11

(1) These option grants vest in four equal annual installments of 25%, each commencing on the subsequent January 1st from the date of the grant and were granted for a term of 10 years.

(2) Options covering an aggregate of 1,063,000 shares were granted to employees during fiscal 2001.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(4) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Common Stock.


EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company has entered into employment contracts with the following Named Executive Officers.

Effective January 1, 2001, the Company entered into a two-year employment agreement with Kevin Bermeister pursuant to which Mr. Bermeister serves as the President and a member of the Board of Directors of the Company. The agreement provides for payment to Mr. Bermeister of an initial base salary of $250,000 per year, and for mandatory adjustments to the base salary each January 1st in proportion to any increase in the Consumer Price Index-U.S. City Average over the prior year. The agreement also provides for payment to Mr. Bermeister of a bonus of 3% of the Company's EBITDA. Mr. Bermeister received an option to purchase an aggregate of 250,000 shares of Common Stock of the Company, 100,000 of the shares underlying the option will vest on January 1, 2002, and 12,500 of the shares underlying the option will vest at the end of each month thereafter until fully vested. In the event of a change in control of the Company, Mr. Bermeister's previously granted options and options granted under the agreement shall immediately accelerate and vest entirely. Mr. Bermeister's employment is terminable by the Company at will upon 120 days prior written notice. Mr. Bermeister may terminate his employment with the Company at will upon 120 days prior written notice. In the event the Company terminates Mr. Bermeister's employment without cause, Mr. Bermeister terminates his employment for good reason, or Mr. Bermeister's employment is terminated as a result of death or disability, Mr. Bermeister is entitled to a severance of a lump-sum amount equal to the greater of (1) the sum of 12 months current monthly base salary; or (2) the sum of (i) the monthly portion of the current base salary times (ii) the number of months remaining until January 1, 2003. In addition, all options granted to Mr. Bermeister shall become fully vested and all restrictions regarding restricted stock shall be removed upon termination.

Effective December 18, 2000, the Company entered into a two year employment agreement with Robert Chmiel pursuant to which Mr. Chmiel serves as the Chief Operating Officer and Chief Financial Officer of the Company. The agreement provides for payment to Mr. Chmiel of an initial base salary of $220,000 per year. Mr. Chmiel's base salary may be increased at the discretion of the management of the Company at such times as the management reviews Mr. Chmiel's performance. The agreement also provides for payment to Mr. Chmiel of a discretionary bonus based upon the attainment of certain levels of achievement regarding the revenue growth of the Company. Mr. Chmiel received options to purchase an aggregate of 100,000 shares of Common Stock of the Company, which vest in four equal annual installments every January 1st. In the event of a change in control of the Company, Mr. Chmiel's previously granted options and options granted under the agreement shall immediately accelerate and vest entirely. Mr. Chmiel's employment is terminable by the Company at will. After Mr. Chmiel has been employed with the Company for 180 days, and in the event the Company wishes to terminate Mr. Chmiel's employment, the Company shall provide Mr. Chmiel with 180 days written notice of termination. After Mr. Chmiel has been employed by the Company for 180 days, and in the event the Company terminates Mr. Chmiel's employment without cause, Mr. Chmiel is entitled to a severance of 180 days.


EQUITY COMPENSATION PLAN INFORMATION

                                NUMBER OF SECURITIES TO BE                                       NUMBER OF SECURITIES
                                  ISSUED UPON EXERCISE OF        WEIGHTED-AVERAGE EXERCISE        REMAINING AVAILABLE
                                   OUTSTANDING OPTIONS,        PRICE OF OUTSTANDING OPTIONS,    OR FUTURE ISSUANCE UNDER
                                   WARRANTS AND RIGHTS              WARRANTS AND RIGHTS         EQUITY COMPENSATION PLANS
                                --------------------------     -----------------------------    -------------------------
Equity compensation plans
approved by security
holders.........................        2,944,000                         $1.85                            410,375
Equity compensation plans
not approved by security
holders.........................          - 0 -                            N/A                               N/A

Total...........................        2,944,000                         $1.85                            410,375


The Company has adopted the 1996 Plan, which is discussed in this Proxy Statement. The purpose of the 1996 Plan is to attract, retain and motivate certain key employees of the Company and its subsidiaries by giving them incentives, which are linked directly to increases in the value of the Common Stock of the Company. Each director, officer, employee or consultant of the Company, or any of its subsidiaries, is eligible to be considered for the grant of awards under the 1996 Plan.


REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, the majority of which consists of independent directors (as that term is defined in Section 121(A) of the American Stock Exchange's listing standards), has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval.

The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee:

     - Reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and BDO Seidman, LLP (the "Auditors"), the Company's independent auditors;

     - Discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     - Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

The Audit Committee also considered other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.


AUDIT FEES

The aggregate fees billed by the Auditors for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, were $51,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed by the Auditors for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

The aggregate fees billed by the Auditors for services rendered to the Company other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001, were $3,650.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and the Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC.

                                             Audit Committee

                                               Ray Musci
                                               Jeff Scheinrock
                                               Garth Saloner

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2001, or which is presently proposed.

See "Employment Contracts" for a summary of employment agreements with certain of our executive officers.

Certain of the Company's directors and officers, including Mark Dyne and Kevin Bermeister, are also directors or officers of potential competitors and/or strategic partners of the Company. These relationships may give rise to conflicts of interest between the Company, on the one hand, and one or more of the directors, officers, and/or their affiliates, on the other hand. The Company's Certificate of Incorporation provides that Mark Dyne and Kevin Bermeister are required to present to the Company any corporate opportunities for the development of any type of interactive digital entertainment with the exception of opportunities for participation in the development by others of interactive digital entertainment where publishing and/or distribution rights for the product to be developed are offered to Messrs. Dyne and/or Bermeister solely for Australia, New Zealand and/or Southern Africa.

In May 2001, the Company sold to Harris Toibb, Europlay I, LLC (an entity in which the Company's Chairman has an ownership interest) and Preston Ford, Inc. secured convertible promissory notes (the "Original Notes") in the aggregate principal amount of $2,264,150 and three-year warrants (the "Original Warrants") to purchase up to an aggregate of 2,850,393 shares of Common Stock of the Company at exercise prices of $0.793 per share (with respect to 2,792,118 shares) and $0.858 per share (with respect to 58,275 shares). The Company sold these securities for an aggregate purchase price of $2,264,150. The Original Notes have a term of eighteen months from the date of issuance and an interest rate of 10% per annum, payable at maturity. The principal amount of the Original Notes and, at the option of the holder, all accrued interest, may be converted by the holder into shares of Common Stock of the Company at a conversion price of $0.706 per share. The Original Notes are secured by all of the assets of the Company and the assets of the Company's subsidiaries, B3D, Inc. and Brilliant Studios, Inc., and guaranteed by B3D, Inc. and Brilliant Studios, Inc. The Original Notes and the Original Warrants were amended in our recent financing transaction, as described below.

In July 2001, the Company issued to each of Russell Simmons and Stan Latham 200,000 shares of Common Stock of the Company in exchange for a 25% ownership interest in Digital Hip Hop, LLC, which transaction was valued at $264,000. Mr. Simmons is currently a member of the Board of Directors, but was not a Director at the time of the transaction.

On December 19, 2001, the Company entered into a financing transaction that was structured similarly to the financing the Company conducted in May 2001 and involved one of the same investors. In the December financing transaction, the Company sold to Harris Toibb and Capel Capital Ltd. secured convertible promissory notes (the "New Notes") in the aggregate principal amount of $750,000 (the "Principal Amount") and warrants (the "New Warrants") to purchase up to that number of shares of Common Stock of the Company obtained by dividing 200% of the Principal Amount by the lesser of (i) $0.20, or (ii) the volume weighted average price of a share of our Common Stock on the American Stock Exchange, or any exchange on which the Common Stock is then traded, over any five (5) consecutive trading days commencing on December 14, 2001 and terminating at 5:00 p.m. (Pacific Standard Time) on November 10, 2002 (items (i) and (ii) collectively, the "Conversion Price"). The New Warrants are exercisable at a price per share equal to 1.125 times the Conversion Price. The New Notes mature simultaneous with the Original Notes on November 10, 2002 and bear interest at the rate of 10% per annum. The principal amount of the New Notes and, at the option of the holder, all accrued interest, may be converted by the holder into shares of Common Stock of the Company at the Conversion Price. As with the May 2001 financing, the New Notes are secured by all of the assets of the Company and the assets of the Company's two subsidiaries, B3D, Inc. and Brilliant Studios, Inc., and guaranteed by B3D, Inc. and Brilliant Studios, Inc.

As a condition to the December 2001 financing transaction, the Original Notes and the Original Warrants were amended to correspond to all the terms of the New Notes and New Warrants. As a consequence, Harris Toibb, Europlay 1, LLC and Preston Ford, Inc. are able to convert the aggregate purchase price of the Original Notes and all accrued interest into shares of Common Stock of the Company at the much lower Conversion Price for the New Notes. In addition, these original investors are able to exercise the Original Warrants at a price per share equal to 1.125 times the much lower Conversion Price from the December 2001 financing.

In support of the December 2001 financing transaction, the Company's Board of Directors sought and received an opinion from a reputable financial advisory firm that the financing transaction is fair to the Company and its stockholders from a financial point of view.

On March 7, 2002, the Company entered into a Common Stock and Warrant Purchase Agreement among the Company, Harris Toibb, a current investor, and MarKev Services, LLC, an entity co-owned by our Chairman and our Chief Executive Officer and President (collectively, the "Purchasers"), whereby the Company sold
(i) 5,673,222 shares of its Common Stock at $0.1322 per share (the "Purchase Price"), a price per share of the Common Stock of the Company based on the volume weighted average price of a share of the Common Stock of the Company on the American Stock Exchange over the five (5) consecutive trading days immediately preceding March 7, 2002, for an aggregate investment amount of $750,000, and (ii) warrants (the "Warrants") to purchase in the aggregate up to 10,085,728 shares of Common Stock of the Company at an exercise price per share of $0.148725, which represents a price paid per share equal to 1.125 times the Purchase Price. Each of the Purchasers received "piggyback" registration rights with respect to the Common Stock they purchased and with respect to the Common Stock issuable upon exercise of the Warrants.

In support of the March 2002 financing transaction, the Company's Board of Directors sought and received an opinion from a reputable financial advisory firm that the financing transaction is fair to the Company and its stockholders from a financial point of view.

The March 2002 financing transaction, was unanimously approved by an independent committee of the Board, as well as by the Board of Directors, with only the Chairman and Chief Executive Officer and President, who are also Directors, abstaining because of their interest in the transaction. The Board approved the sale of up to $1,250,000 worth of Common Stock.

On March 20, 2002, the Company entered into a Common Stock and Warrant Purchase Agreement between the Company and David Wilson, a current investor who controls Preston Ford, Inc. and participated in the May 2001 financing, whereby the Company sold (i) 378,215 shares of its Common Stock at $0.1322 per share (the "Purchase Price"), a price per share of Common Stock of the Company based on the volume weighted average price of a share of Common Stock of the Company on the American Stock Exchange over the five (5) consecutive trading days immediately preceding March 7, 2002, for an aggregate investment amount of $50,000, and (ii) warrants (the "Wilson Warrants") to purchase in the aggregate up to 672,382 shares of Common Stock of the Company at an exercise price per share of $0.148725, which represents a price paid per share equal to 1.125 times the Purchase Price. Mr. Wilson received "piggyback" registration rights with respect to the Common Stock he purchased and with respect to the Common Stock issuable upon exercise of the Wilson Warrants.

The Board of Directors believes, based on its reasonable judgment, but without further investigation, that the terms of each of the foregoing transactions or arrangements between the Company on the one hand and the affiliates, officers, directors or stockholders of the Company which were parties to such transactions on the other hand, were, on an overall basis, at least as favorable to the Company as could then have been obtained from unrelated parties.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 15, 2002, unless otherwise indicated, certain information relating to the ownership of our Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock (23,106,142 shares), (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 6355 Topanga Canyon Boulevard, Suite 120, Woodland Hills, California 91367, unless otherwise set forth below such person's name.

                                             NUMBER OF SHARES
                                             OF COMMON STOCK            PERCENT
NAME AND ADDRESS                             BENEFICIALLY OWNED (1)       (1)
----------------                             ----------------------     --------
DIRECTORS:
Mark Dyne....................................     19,849,539 (2)          51.9
Kevin Bermeister.............................     11,272,905 (3)          38.0
Russell Simmons..............................        225,000 (4)          *
Mark Miller..................................        128,750 (5)          *
Ray Musci....................................         77,500 (6)          *
Garth Saloner................................         77,500 (6)          *
Jeff Scheinrock..............................         65,000 (7)          *
Abe Sher.....................................              0              *

NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Anthony Neumann..............................        131,200 (8)          *
Anthony Rose.................................        121,250 (9)          *
Rob Chmiel...................................         75,000 (10)         *

5% HOLDERS:
Harris Toibb.................................     64,621,307 (11)         77.0
    6355 Topanga Canyon Blvd.,
    Woodland Hills, California 91367
Capel Capital Ltd............................      9,344,242 (12)         28.8
David Wilson.................................      3,178,417 (13)         12.6
    P.O. Box 98,
    Preston, Maryland 21655
e-New Media..................................      1,796,667               7.8
    27/F Sunshine Plaza,
    353 Lockhart Road,
    Wanchai, Hong Kong
Reefknot Limited.............................      1,200,118 (14)          5.2
    One Stokes Plaza,
    St. Stephens Green,
    Dublin 2, Republic of Ireland

Directors and officers as a group
   (11 persons)..............................     32,019,944 (15)         79.4

*    Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at April 15, 2002.

(2) Includes (i) 1,780,133 shares, 144,512 shares and 3,164,681 shares of Common Stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of a secured promissory note and the exercise of warrants, respectively, held by Europlay 1, LLC, over which Mr. Dyne has exclusive voting and investment power, (ii) 900,000 shares of Common Stock held by a general partnership the managing partner of which is an entity of which Messrs. Bermeister and Dyne are general partners, (iii) 3,241,624 shares of Common Stock held by a general partnership,


                                    Page 19


     of which Messrs. Bermeister and Dyne are general partners, (iv) 5,042,864 shares of Common Stock reserved for issuance upon the exercise of warrants held by a general partnership, of which Messrs. Bermeister and Dyne are general partners, (v) 4,770,976 shares of Common Stock reserved for issuance upon the conversion of the principal amount of a convertible promissory note and (vi) 222,500 shares of Common Stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable on or before April 15, 2002.

(3) Includes (i) 3,241,624 shares of Common Stock held by a general partnership, of which Messrs. Bermeister and Dyne are general partners,
     (ii) 5,042,864 shares of Common Stock reserved for issuance upon the exercise of warrants held by a general partnership, of which Messrs. Bermeister and Dyne are general partners, (iii) 900,000 shares of Common Stock held by a general partnership the managing partner of which is an entity of which Messrs. Bermeister and Dyne are general partners, (iv) 1,270,566 shares of Common Stock reserved for issuance upon the conversion of the principal amount of a convertible promissory note and (v) 235,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002.

(4) Includes 25,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002.

(5) Consists of (i) 70,000 shares of Common Stock held by the Mark Miller Family Trust, of which Pacific Interactive Pty. Limited is trustee, and
     (ii) 58,750 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002. Mark Miller and his wife are the sole stockholders of Pacific Interactive Pty. Limited.

(6) Consists of 77,500 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002.

(7) Consists of 65,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002.

(8) Consists of (i) 25,000 shares of Common Stock held by Neumann Family Trust, and (ii) 101,200 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002.

(9) Consists of (i) 20,000 shares of Common Stock held by HiTech Corporation Limited over which Mr. Rose has exclusive voting and investment power, and
     (ii) 101,250 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002.

(10) Consists of 75,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002.

(11) Includes (i) 19,534,497 shares of Common Stock reserved for issuance upon the conversion of the principal amount of secured convertible promissory notes, (ii) 1,449,501 shares of Common Stock reserved for issuance upon conversion of the interest accumulated on the principal amount of secured convertible promissory notes and (iii) 39,770,858 shares of Common Stock reserved for issuance upon the exercise of warrants.

(12) Consists of (i) 3,325,021 shares of Common Stock reserved for issuance upon the conversion of the principal amount of secured convertible promissory notes, (ii) 108,063 shares of Common Stock reserved for issuance upon conversion of the interest accumulated on the principal amount of secured convertible promissory notes and (iii) 5,911,148 shares of Common Stock reserved for issuance upon the exercise of warrants.

(13) Includes (i) 415,628 shares, 33,874 shares and 738,894 shares of Common Stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of a secured promissory note and the exercise of warrants, respectively, held by Preston Ford Inc. over which Mr. Wilson has exclusive voting and investment power, (ii) 106,875 shares of Common Stock held by Millsboro Auto Mart, Inc. over which Mr. Wilson has exclusive voting and investment power, (iii) 189,999 shares of Common Stock reserved for issuance upon the exercise of warrants held by Millsboro Auto Mart, Inc. over which Mr. Wilson has exclusive voting and investment power,
     (iv) 60,000 shares of


                                    Page 20


     Common Stock reserved for issuance upon the exercise of warrants held by eBanner Solutions, LLC over which Mr. Wilson has exclusive voting and investment power and (v) 672,382 shares of Common Stock reserved for issuance upon the exercise of warrants.

(14) The Company believes that Nicholas Landor, a director of Reefknot Limited, has the authority to vote and dispose of the shares of Common Stock held by Reefknot Limited.

(15) Includes (i) 1,035,000 shares of Common Stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before April 15, 2002, (ii) 1,780,133 shares, 144,512 shares and 3,164,681 shares of Common Stock reserved for issuance upon the conversion of the principal amount of a secured convertible promissory note, conversion of the interest accumulated on the principal amount of a secured promissory note and the exercise of warrants, respectively, (iii) 5,042,864 shares of Common Stock reserved for issuance upon the exercise of warrants held by a general partnership, of which Messrs. Bermeister and Dyne are general partners, and (iv) 6,041,542 shares of Common Stock reserved for issuance upon the conversion of the principal amount of a convertible promissory note.

The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other stockholders of the Company, or taken from documents filed with the SEC.


CHANGES IN CONTROL

As described under the caption "Certain Transactions with Directors and Executive Officers" elsewhere in this Proxy Statement, we entered into a series of financing transaction in 2001 with Harris Toibb. The issuance of the additional shares of Common Stock pursuant to the terms of the 2001 financing transactions, if so issued, could result in a change in control of the Company. As of April 15, 2002, upon conversion and exercise of his notes and warrants, Mr. Toibb would own approximately 77% of our issued and outstanding common stock, assuming Conversion Prices of $0.1203 for the notes and $0.1353 for the warrants. As a consequence, following the conversion and exercise by him of the promissory notes and warrants, Mr. Toibb would own a majority of our voting securities and would be able to approve any matter presented to the stockholders for approval at a meeting, including the ability to elect all of the nominees for director presented to the stockholders for election at each annual meeting. The Board of Directors of the Company is divided into three classes, with each class to serve a staggered term of three years. One class of the Board of Directors is elected at each annual meeting of the stockholders. Accordingly, upon Mr. Toibb's conversion and exercise of his promissory notes and warrants, he would have the ability, within two annual meetings of stockholders, to elect a majority of the Company's Board of Directors.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2001, all of the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.


STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 31, 2002. In addition, in the event a stockholder proposal is not received by the Company by December 31, 2002, the Proxy to be solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2003 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company's 2003 Annual Meeting is advanced or delayed more than 30 days from the date of the 2002 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2003 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2003 Annual Meeting. Upon determination by the Company that the date of the 2003 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2002 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.


INDEPENDENT PUBLIC ACCOUNTANTS

BDO Seidman, LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for fiscal 2001 and have been selected by the Board of Directors to serve as independent public accountants for fiscal 2002. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-KSB

THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, BRILLIANT DIGITAL ENTERTAINMENT, INC., 6355 TOPANGA CANYON BOULEVARD, SUITE 120, WOODLAND HILLS, CALIFORNIA 91367.

                                           ON BEHALF OF THE BOARD OF DIRECTORS

                                           /S/ ROBERT CHMIEL
                                           -----------------------------------
                                           Robert Chmiel
                                           CHIEF OPERATING OFFICER AND
                                           CHIEF FINANCIAL OFFICER



Woodland Hills, California
April 29, 2002

                                  APPENDIX "A"

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                           THIRD AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN.

     The purpose of this Third Amended and Restated 1996 Stock Option Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Brilliant Digital Entertainment, Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's shareholders.

2.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") consisting of two or more directors, at least two of whom shall be both a "Non-Employee Directors", as that term is defined in Rule 16b-3(b) of the Rules and Regulations (the "Rules") of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted. Members of the Committee, if any, shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

     The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3.   PERSONS ELIGIBLE UNDER THE PLAN.

     Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of Awards under the Plan.

4.   AWARDS.

     (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") or
(ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

     (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

     (d) GUIDELINES. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

     (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

          (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option");

          (ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

          (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

     (f) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

     (g) MAXIMUM GRANT OF AWARDS TO ANY PARTICIPANT. During any fiscal year, no Participant shall receive Awards under the Plan representing more than fifty percent (50%) of the total number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 5.

5.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Options) shall not exceed an aggregate of 20,000,000 shares of Common Stock, subject to adjustment as provided in
Section 7 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6.   PAYMENT OF AWARDS.

     The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7.   DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments as the Board determines are necessary or appropriate, in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted under the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

8.   MISCELLANEOUS PROVISIONS.

     (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 425 of the Code, of the Company; and the term "or" means "And/or."

     (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

     (c) RIGHTS AS SHAREHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

     (d) ASSIGNMENT OR TRANSFER. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable.

     (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

     (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

     (g) NO RIGHTS TO AWARD. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

     (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

     (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

9.   AMENDMENTS AND TERMINATION.

     (a) AMENDMENTS. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (b) SHAREHOLDER APPROVAL. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the shareholders of the Company, no such amendment shall be effective unless and until it is approved by the shareholders in such a manner and to such a degree as is required.

     (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after September 13, 2006.

10.  EFFECTIVE DATE.

     The Plan is effective on September 13, 1996, the date on which it was originally adopted by the Board of Directors of the Company and the holders of the majority of the Common Stock of the Company. The Third Amended and Restated Plan is effective as of ________________.

11.  GOVERNING LAW.

     The corporate law of Delaware shall govern issues related to the validity and issuance of Common Stock. Otherwise, the Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of Delaware applicable to contracts made within, and to be performed wholly within, such state.

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Mark Dyne and Robert Chmiel, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 20, 2002, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the Board of Directors' three nominees as directors:

          Mark Dyne           Kevin Bermeister            Abe Sher

               |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

               |_|  WITHHELD for all nominees listed above

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

          ---------------------------------------------------------------------

          The undersigned hereby confer(s) upon the proxies, and each of them, discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2. To amend the Company's 1996 Stock Option Plan to increase the number of authorized shares by 16,500,000 shares.

              |_| FOR               |_| AGAINST              |_| ABSTAIN

Proposal 3. To amend the Company's 1996 Stock Option Plan to increase the number of shares which may be granted to an individual in any single year.

              |_| FOR               |_| AGAINST              |_| ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 29, 2002, relating to the Annual Meeting.

                                Dated:___________________________, 2002

                                Signature:_____________________________

                                Signature:_____________________________
                                Signature(s) of Stockholder(s)
                                (See Instructions Below)

                                The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                 |_| Please indicate by checking this box if you
                    anticipate attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE